Exhibit 99.2

KARMAN SPACE & DEFENSE COMPLETES ACQUISITION OF SEEMANN COMPOSITES AND MSC, INCREASES INCREMENTAL TERM LOAN

FEBRUARY 5, 2026

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Seemann Composites (“Seemann”) and MSC combine with Karman’s existing maritime programs to form Karman’s Maritime Defense Systems (MDS) end market, broadening Karman’s scope, from deep sea to deep space

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The transaction significantly expands Karman’s exposure to the Department of War’s highest priority naval programs, including submarine, USV/UUV and tactical surface vessels, which provides access to accelerated long-term growth and visibility to drive shareholder value

•	The acquisitions are expected to be immediately accretive to Karman in 2026 across major financial metrics, including revenue growth, funded backlog, EBITDA, earnings per share, and cash flow

•	Karman also closed an amendment to its credit agreement to increase its incremental term loan to $767.8 million while reducing the associated interest rate by 75 basis points to SOFR plus 2.75%

HUNTINGTON BEACH, Calif.—(BUSINESS WIRE)— Karman Space & Defense (“Karman,” “Karman Holdings Inc.” or “the Company”) (NYSE: KRMN), a leader in the rapid design, development and production of critical, next-generation system solutions that align with the U.S. Department of War’s (“DOW”) core mission priorities and the nation’s accelerating demand for access to space, announced the closing of its previously announced agreement to acquire Seemann Composites and MSC on February 3, 2026, creating a multi-domain leader in critical sub-systems for key space and defense programs.

In connection with the transaction, the Company amended its credit agreement to increase its incremental term loan to $767.8 million. The Company used the proceeds from the amendment to fund the acquisition of Seemann and MSC and provide additional working capital and liquidity to the Company, while also reducing its interest rate by 75 basis points to SOFR plus 2.75%.

“We are delighted to welcome the talented employees of Seeman Composites and MSC to the Karman team where, together, we can deliver advanced solutions across all domains with greater speed, agility and scale than ever before,” said Tony Koblinski, chief executive officer. “As an all-domain solutions provider, Karman now offers unique, IP-enabled solutions for critical space and defense systems operating in extreme environments ranging from the high pressure of the deep ocean to the searing heat of atmospheric re-entry. Our expanded portfolio of intellectual property incorporating advanced metallics, energetics, composites and resins gives us the ability to design our solutions to customer requirements and produce at scale to support mission success.”

Karman expects the acquisitions to expand its access to multi-decade, high priority, funded U.S. Navy programs and to be immediately accretive in 2026 to revenue growth, funded backlog, EBITDA, earnings per share and cash flow. Karman further anticipates that as a result of the acquisitions it will maintain its position at the upper echelon of Adjusted EBITDA margins among defense technology companies.

Based on the acquisitions, Karman has established a fourth end market, “Maritime Defense Systems,” which will include revenue from Seemann, MSC and the Company’s ongoing maritime projects. Karman’s other end markets are Hypersonics and Strategic Missile Defense, Tactical Missiles and Integrated Defense Systems and Space & Launch. Sid Charbonnet, president of Seemann and MSC, has joined the Company’s leadership team.

Seemann and MSC, based in Gulfport, Mississippi, and Horsham, Pennsylvania, respectively, have a combined 95 years in business and deliver mission-critical technologies and systems to the U.S. Navy, building on decades of proven performance across multiple high-priority DOW programs. The Seemann and MSC teams design, test, qualify and manufacture integrated advanced materials and acoustic coatings, along with propulsion systems, that enhance system-level performance for submarines, surface vessels and autonomous maritime platforms. With the engineering talent, demonstrated performance and scaled manufacturing capabilities required to take a product from concept to production and sustainment, Seemann and MSC strengthen Karman’s vertically integrated platform, particularly in advanced materials, to better serve customers across its end markets.

The Company expects to complete the integration of Seeman and MSC by the end of 2026.

ABOUT KARMAN SPACE & DEFENSE

Karman Space & Defense is a leader in the rapid design, development and production of critical, next-generation system solutions that align with the U.S. Department of War’s core mission priorities and the nation’s accelerating demand for access to space. Building on nearly 50 years of success, we deliver Payload & Protection Systems, Hydro/Aerodynamic Interstage Systems, and Propulsion & Launch Systems to more than 80 prime contractors supporting more than 130 space and defense programs. Karman is headquartered in Huntington Beach, CA, with multiple facilities across the United States. For more information, visit our website, www.karman-sd.com.

Non-GAAP Supplemental Information

Adjusted EBITDA refers to EBITDA plus, as applicable for each period, adjustments for certain items management believes are not indicative of ongoing operations. Adjusted EBITDA excludes non-cash share-based compensation expenses. Additionally, Adjusted EBITDA excludes certain nonrecurring costs that management excludes in contemplation of budget decisions and are not costs of operating the business, such as entity wide re-branding initiatives or acquisition integration costs, and lender and administrative agent fees associated with one-off amendments. Lastly, Adjusted EBITDA excludes other non-recurring costs including gains or losses from disposition of assets, non-cash impairment losses, non-recurring transaction expenses and other charges or gains that the Company believes are not part of the ongoing operations of its business. The resulting expense or benefit from these other non-recurring costs is inconsistent in amount and frequency.

Safe Harbor Statement

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Karman, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation, unforeseen challenges in integrating the Seemann and MSC businesses into Karman and realizing the anticipated financial, operational and strategic benefits of the transaction; a significant portion of revenue from our existing and the newly acquired businesses is generated from contracts with the United States military and U.S. military spending is dependent upon the U.S. defense budget; U.S. government contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue; our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could materially adversely affect our business, results of operations, prospects and financial condition; our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and we have in the past consummated acquisitions and intend to continue to pursue acquisitions, and our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations. Readers and/or attendees are directed to the risk factors identified in the filings we make with the SEC from time to time, copies of which are available free of charge at the SEC’s website at www.sec.gov under Karman Holdings Inc.

The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

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Investor inquiries:

Steven Gitlin

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Source: Karman Space & Defense